Exhibit 10.1

FIRST AMENDMENT

TO THE

CREDIT AGREEMENT

dated January 16, 2004

between

GOLDEN GRAIN ENERGY, LLC

as Borrower

and

HOME FEDERAL SAVINGS BANK

as Lender

May 21, 2004

FIRST AMMENDMENT

to the

CREDIT AGREEMENT

THIS FIRST AMENDMENT to the CREDIT AGREEMENT (the “Amendment”) dated January 16, 2004 (the “Agreement”), is made and entered into as of May 21, 2004, by and between GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (“Borrower”) and HOME FEDERAL SAVINGS BANK (“Lender”).

WHEREAS, pursuant to Section 9.02(b) of the Agreement, Lender and Borrower hereby agree to amend the Agreement in order to establish a letter of credit facility subject to the terms and conditions set forth herein.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.                                       Definitions.  Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings provided in the Agreement.

2.                                       Letter of Credit Facility.  The Agreement is amended to provide for a letter of credit facility in favor of Borrower.  Section 2.08 of the Agreement shall provide as follows:

Section 2.08 Letter of Credit.  Lender establishes in favor of Borrower a $1,364,470 Letter of Credit Facility (“LC Facility”) as a sub-credit facility of the Construction and Term Loan.  Pursuant to Borrower’s request in the form of Exhibit 2.08, Lender will, if no Default or Event of Default has occurred and is continuing, issue a single letter of credit in favor of Interstate Power and Light Company (the “Beneficiary”) in a form acceptable to Lender.  Amounts owning under the LC Facility will be evidenced by the Construction and Term Loan Note.  The amount available for borrowing under the Construction and Term Loan Commitment is hereby reduced by $1,364,470, which amount shall be reinstated and available for borrowing under the Construction and Term Loan Commitment upon cancellation of the letter of credit.  The letter of credit issued under the LC Facility shall expire not more than 364 days following its issuance date.  Borrower shall pay to Lender, on the date of issuance, letter of credit fees in the amount of $13,644.70 (1.00% of the face amount of the outstanding letter of credit).  All amounts drawn on the letter of credit issued under the LC Facility shall be immediately due and payable.  Interest shall accrue on such amounts at the Default Rate then applicable to the Revolving Loans.

3.                                       Representations; Events of Default.  In order to induce Lender to agree to this Amendment, the Borrower hereby certifies to Lender that no Default or Event of Default has occurred under the Agreement.

4.                                       Expenses.  The Borrower shall pay or reimburse Lender for fees and costs of the Lender’s legal counsel in connection with the preparation and execution of this Amendment.

5.                                       General.  On and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement, and each reference in the loan documents to the Agreement, shall mean the Agreement as amended by this Amendment.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

6.                                       Counterpart Signatures.  This Amendment may be executed by each party in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one binding documents

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

GOLDEN GRAIN ENERGY, LLC

By:	/s/ Walter Wendland
Name:	Walter Wendland
Title:	President

LENDER:

HOME FEDERAL SAVINGS BANK

By:	/s/ Eric Oftedahl
Name:	Eric Oftedahl
Title:	VP